EXHIBIT 10.5


                                COMMERCIAL LEASE


        This lease is made between Michael Portman of Fort Lauderdale, herein called the Lessor, and Video Boundaries, herein called Lessee.

        Lessee hereby offers to lease from Lessor the premises situated in the City of Pompano Beach, County of Broward, State of Florida, described as 20 Southwest 27th Avenue, Suite 101, upon the following TERMS and CONDITIONS:

1. Term and Rent. Lessor demises the above premises for a term of 1 year, commencing Mardh 1st, 2003 and terminating on February 28th, 2004 or sooner as provided herein at the annual rental of Ten Thousand and Eight Hundred Dollars ($10,800.00) plus 6% Sales Tax payable in equal installments in advance on the first day of each month for that month's rental, during the term of this lease. Paymetns received after the fifth (5th) day of each month will incur a late fee in the amount of ten percent (10%) of the monthly rental amount. All rental payments shall be made to Regas Realty Consultants, Inc. at 5300 NW 12th Avenue, Suite 12, Fort Lauderdale, FL 33309.

2. Use. Lessee shall use and occupy the premises for general offices. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, walls, carpet, window treatments, and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, air conditioning, exterior walls, and structural foundations, which shall be maintained by Lessor.

4. Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasionally by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

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7.      Entry and Inspection.  Lessee shall permit Lessor or Lessors agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "to Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

8. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within ten (10) days of the commencement of the term hereof.

9. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

10. Insurance. Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee.

11. Eminent Domain. If the premises or any part therof or any estate herein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

12. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty
        (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee in the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease containing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

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13.     Lessor's Remedies on Default.  If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within three (3) days, after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such three (3) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than three (3) day's notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee, shall then quit and surrender the premises to Lessor, but Lessee shll remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

14. Security Deposit. Lessee shall deposit with Lessor on the signing of this lease the sum of Nine Hundred Dollars ($900.00) as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

15. First and Last Month's Rent. Lessor will collect from Lessee, before or upon signing of this lease, an amount equal to two months rent plus applicable sales tax, to be applied toward the first and last rental months. This Sum is in addition to the security deposit sighted in Paragraph 15.

16. Attorney's Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

17. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

18. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

19. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns ansd successors in interest to the parties.

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20.     Option to Renew.  Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of one year commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rental rate on the first extension will be Eleven Thousand, Eight Hundred and Eighty Dollars ($11,880.00), plus applicable State Sales Tax, and will increase to Thirteen Thousand and Sixty Eight Dollars ($13,068.00) plus sales tax for the second one (1) year term. The option shall be exercised in written notice given to Lessor not less than ninety (90) days prior to the year term. The option shall be exercised in written notice given to Lessor not less than ninety (90) days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

21. Subordination. This lease is and shall be subordinated to all existing and future liens and encumberances against the property.

22. Suite Alterations. It is understood that all suite alterations will be at Lessee expense with prior written approval from Landlord.

23. Radon Gas Disclosure. As required by law, (Landlord) makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in building in 20 SW 27th Avenue, Pompano Beach, Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

24. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any have been made a part of this lease before the parties' execution hereof:

Signed this 7th day of February, 2003

By: /s/ Jeffrey Harrell                By:
Lessee  Video Without Boundaries          Lessor
        President & CEO